EXHIBIT 99.1
Interwoven Names Joe Cowan CEO
SUNNYVALE, Calif. – April 2, 2007 – Interwoven, Inc. (NASDAQ: IWOV), a global leader in content management solutions, announced that its board of directors has named Joseph L. Cowan as the company’s chief executive officer, effective today. Mr. Cowan has also been appointed to the company’s board of directors. Max Carnecchia continues to serve as Interwoven’s president.
Cowan brings to Interwoven a proven track record in executive management of enterprise software companies with broad product portfolios and global operations. Most recently Cowan served as chief executive officer of Manugistics Group, a leading global provider of demand and supply chain management solutions. Prior to joining Manugistics, Cowan was president and chief executive officer at EXE Technologies.
“We’re very pleased to welcome Joe to the team,” said Tom Thomas, chair of the CEO search committee of the Interwoven board of directors. “This is an exciting time for Interwoven. The team turned in a terrific performance in 2006, we just launched one of the most comprehensive slate of new solutions in our history, and our leadership team is the strongest it’s ever been. We expect Joe’s experience and expertise will accelerate the success Interwoven is enjoying. I’d also like to thank Max Carnecchia for his leadership of the organization over the last year. Max is passionate about this business, and we’re excited he’ll continue to contribute his intimate knowledge of our customers, partners, competitors and solutions to the team.”
“Interwoven is a great company with a strong foundation for continued growth and success,” said Joe Cowan. “I’m impressed with the growing base of satisfied customers, the market-leading portfolio of products and technologies, the company’s leadership position in the markets it serves, and the outstanding team of knowledgeable employees. Interwoven has a strong culture with a focus on teamwork and execution, and my goal is to provide leadership for the team so the company can achieve even greater success.”
Previously, Cowan has also held management positions at Invensys, Texas Instruments, Eurotherm Corp and Monsanto. He received a Masters of Science degree in electrical engineering from Arizona State University and holds a Bachelor of Science degree in electrical engineering from Auburn University.
Cowan will join nearly 1,000 members of the Interwoven community – customers, partners, prospects and employees – at Interwoven GearUp 2007, the company’s annual customer conference to be held April 25 – 27 at the Palace Hotel in San Francisco. This year’s conference is themed “GearUp for Growth” and includes a Visionary Summit targeting senior marketing and technology professionals. Cowan will be a featured keynote speaker, along with executives from a number of Interwoven customers and industry visionaries. For more information on GearUp 2007, please visit www.interwoven.com/gearup.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements, including statements regarding the impact of the hiring of a new chief executive officer. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include management quotations, statements about customer momentum, solutions and products and statements about technology leadership. Actual results could differ materially from our current expectations as a result of many factors including: changes in key personnel; the fact that there can be no assurance as to the length, cost or outcome of the company’s review of historical option grant practices and the company’s accounting for its option grants, or as to the potential impact of that review (including any possible accounting impact); our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; the success of our strategic business alliances; intense competition in our markets; the introduction of new products or services by competitors; and the ongoing consolidation in our markets. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
About Interwoven
Interwoven is a global leader in content management solutions. Interwoven’s software and services enable organizations to effectively leverage content to drive business growth by improving the customer experience, increasing collaboration, and streamlining business processes in dynamic environments.

Our unique approach combines user-friendly simplicity with robust IT performance and scalability to unlock the value of content. Today, nearly 3,800 enterprise and professional services organizations worldwide have chosen Interwoven, including: adidas, Airbus, Avaya, Cisco, DLA Piper, the Federal Reserve Bank, FedEx, HSBC, LexisNexis, Microsoft, Samsung, Shell, Samsonite, White & Case, and Yamaha. Over 19,000 developers and over 300 partners enrich and extend Interwoven’s offerings. To learn more about Interwoven, please visit www.interwoven.com.
Media Relations Contact:
Randy Cairns
Interwoven, Inc.
(408) 530-5738
rcairns@interwoven.com
Investor Relations Contact:
Brian Andersen
Interwoven, Inc.
(408) 530-5801
bandersen@interwoven.com

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